Exhibit 10.21

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS INDEPENDENT CONTRACTOR SERVICES AGREEMENT (this “Agreement”) effective as of April 28, 2020 (the “Effective Date”), is entered into between Adicet Bio, Inc., a Delaware corporation (“Adicet”), and Anil Singhal (“Contractor”). The parties hereby agree as follows:

1.    Engagement for Services. Subject to and contingent upon Contractor providing services as an employee of Adicet through the Resignation Date and the Closing occurring (each as defined in that certain letter agreement, dated on or about the date hereof, by and between Contractor and Adicet, as amended, modified or restated from time to time (the “Transition Agreement”)), Adicet hereby engages Contractor to perform the services (the “Services”) described on Exhibit A on the terms and conditions of this Agreement from and after the Resignation Date (the “Start Date”). Contractor hereby accepts such engagement, and shall perform the Services and otherwise act in strict accordance with the terms and conditions of this Agreement. Contractor shall comply with all applicable Adicet policies and procedures in the performance of the Services. Contractor shall perform the Services in accordance with all applicable laws, regulations and the highest professional industry standards. Except as otherwise provided herein, Adicet shall not control the manner or means by which Contractor performs the Services.

2.    Place of Work. Contractor is generally free to perform Contractor’s Services at a location of Contractor’s choosing. Contractor understands that the Services must coordinate with Adicet’s established protocols and security requirements and may from time to time need to be performed at Adicet’s premises.

3.    Compensation. Adicet shall pay Contractor the compensation set forth in Exhibit A in accordance with the payment schedule set forth therein. If provided for in Exhibit A, Adicet shall reimburse Contractor’s reasonable expenses in accordance with, and subject to the terms and conditions set forth on, Exhibit A. Upon termination of this Agreement for any reason, Contractor shall be (a) paid fees on the basis set forth in Exhibit A and (b) reimbursed only for expenses that are incurred prior to termination of this Agreement and in accordance with this Agreement.

4.    Disclosure and Assignment of Work Product.

4.1    Work Product. “Work Product” shall mean all (a) deliverables, discoveries, inventions, designs, processes, formulae, developments, improvements, works of authorship, results, information, data, know-how, ideas, concepts, technology or intellectual property (in each case, whether or not protectable under patent, copyright or trade secret laws) and (b) patent rights, copyrights, trade secret rights, mask work rights, trademark rights, trade names, trade dress, trade secret rights, sui generis database rights and all other intellectual property rights of any sort throughout the world, in each case of any of the foregoing in (a) or (b), conceived, created, generated, made, derived, developed or reduced to practice, whether directly or indirectly or solely or jointly with others, from, using, or in connection with (i) the performance of the Services or (ii) any Confidential Information (as defined below).

4.2    Disclosure and Assignment of Work Product. Contractor shall maintain adequate and current records of all Work Product, which records shall be and remain the property of Adicet. Contractor shall promptly disclose and describe to Adicet all Work Product. Contractor shall, and hereby does, assign to Adicet, or Adicet’s designee, all of Contractor’s right, title and interest in and to any and all Work Product, all associated records, and all intellectual property rights therein and thereto. Contractor retains no rights to use the Work Product.

4.3    Further Assistance. Contractor shall perform, during and after the term of this Agreement, all acts that Adicet deems necessary or desirable to permit and assist Adicet in obtaining,

perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Work Product. Such assistance shall include, without limitation, the maintenance of adequate and current records of any and all Work Product, the disclosure of all pertinent information and data relating to Work Product, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers that Adicet shall deem necessary to apply for and to assign or convey to Adicet, its successors, and assigns or nominees, the sole and exclusive right, title, and interest in such Work Product. If Adicet is unable for any reason to secure Contractor’s signature to any document required to file, prosecute, register, enforce or memorialize the assignment of any rights under any Work Product, Contractor hereby irrevocably designates and appoints Adicet as Contractor’s agent and attorney-in-fact to act for and on Contractor’s behalf and instead of Contractor to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Work Product, all with the same legal force and effect as if executed by Contractor. The foregoing is deemed a power coupled with an interest and is irrevocable.

4.4    License. To the extent any of the rights, title and interest in and to any Work Product cannot be assigned by Contractor to Adicet, Contractor hereby unconditionally and irrevocably grants to Adicet and Adicet’s designees and successors in interest an exclusive (even as to Contractor), royalty-free, transferable, irrevocable, perpetual, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Adicet) all or any portion of such non-assignable rights, title and interest, in each case in any medium or format, whether now known or later developed, and in each case without notice to, the consent of, or accounting to Contractor. To the extent any of the rights, title and interest in and to any Work Product can neither be assigned nor licensed by Contractor to Adicet, Contractor hereby unconditionally and irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest, and any associated claims or causes of action, against Adicet or any of Adicet’s designees or successors in interest. Contractor further waives any “moral” rights or other rights with respect to attribution of authorship or integrity of such Work Product that Contractor may have under any applicable law, whether under copyright, trademark, unfair competition, defamation, right of privacy, contract, tort or other legal theory.

4.5    Out-of-Scope Innovations. Contractor agrees not to use or incorporate into any Work Product any confidential or proprietary information, technology or intellectual property conceived, created, generated, made, derived, developed or reduced to practice (a) by Contractor other than in the course of performing the Services or (b) by any third party (collectively, the “Out-of-Scope Innovations”). To the extent Contractor uses, incorporates or permits to be incorporated into any Work Product any Out-of-Scope Innovations, then Contractor hereby grants to Adicet and Adicet’s designees and successors in interest a non-exclusive, royalty-free, transferable, irrevocable, perpetual, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Adicet) all or any portion of such Out-of-Scope Innovations, in each case in any medium or format, whether now known or later developed, and without notice to, the consent of, or accounting to Contractor. To the extent any of the rights, title and interest in and to any Out-of-Scope Innovations cannot be licensed by Contractor to Adicet, Contractor hereby unconditionally and irrevocably waives and agrees never to assert such non-licensable rights, title and interest, and any associated claims or causes of action, against Adicet or any of Adicet’s designee or successors in interest.

5.    Confidentiality.

5.1    Confidential Information. “Confidential Information” shall mean (a) any and all data and information (and all tangible and intangible embodiments thereof), whether or not marked or identified as confidential or proprietary, of any type whatsoever, whether in writing, or in oral, graphic, electronic or any other form, related to Adicet, its technology, intellectual property, contracts, business relationships, products, product candidates, employees, business, assets, finances, operations or opportunities and/or the Services, (b) all Work Product and all associated records, (c) the existence of this Agreement and the nature and scope of the Services, the terms and conditions hereof and thereof, and the performance of the Services, and (d) any other data or information (and all tangible and intangible embodiments thereof), including any trade secrets, that may be provided, made accessible or made known to, Contractor from or in connection with the performance of the Services, including, without limitation, any such information that Adicet has received from others that Adicet is obligated to treat as confidential or proprietary. Notwithstanding the foregoing, Confidential Information shall not include (i) information that is or becomes publicly known through lawful means through no act or omission of Contractor; (ii) information that was rightfully known by Contractor without confidential or proprietary restriction before receipt from Adicet, as evidenced by Contractor’s contemporaneous written records; or (iii) information that is disclosed to Contractor without restriction by a third party who rightfully possesses the information and does not owe a duty of confidentiality to Adicet with respect to such information.

5.2    Nondisclosure and Nonuse. Except as permitted in this Section 5, Contractor shall maintain in confidence and not, directly or indirectly, use, disseminate or in any way disclose the Confidential Information to any third party, other than Adicet. Contractor may use the Confidential Information solely to perform the Services for the sole and exclusive benefit of Adicet and for no other purpose. Contractor shall treat all Confidential Information with the same degree of care as Contractor accords to Contractor’s own confidential information, but in no case shall Contractor use less than reasonable care. Contractor shall immediately give notice to Adicet of any unauthorized use or disclosure of the Confidential Information. Contractor shall assist Adicet in remedying any such unauthorized use or disclosure of the Confidential Information.

5.3    Permitted Disclosure. Contractor’s nondisclosure obligations under Section 5.2 shall not apply to the extent that Contractor is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; provided, however, that Contractor shall provide advanced written notice thereof to Adicet, consult with Adicet with respect to such disclosure and provide Adicet sufficient opportunity to object to any such disclosure or to request confidential treatment thereof (if applicable) and reasonably cooperate with Adicet in objecting to or narrowing the scope of such disclosure and/or obtaining a protective order or confidential treatment of such disclosure.

5.4    Ownership and Return of Confidential Information and Adicet Property. All Confidential Information and any materials (including, without limitation, documents, drawings, papers, media, tapes, models, apparatus, sketches, designs and lists) relating thereto, as well as any other materials furnished by Adicet to Contractor in connection with this Agreement, and any copies or derivatives thereof (collectively, the “Adicet Property”), are and shall remain the sole and exclusive property of Adicet. Within five (5) days after any request by Adicet, Contractor shall destroy or deliver to Adicet, at Adicet’s option, (a) all Adicet Property and (b) all materials in Contractor’s possession or control that contain or disclose any Confidential Information. Nothing in this Section 5 is intended to limit any remedy of Adicet under the California Uniform Trade Secrets Act (California Civil Code Section 3426), or otherwise available under law.

5.5    Third Party Information. Contractor shall not disclose to Adicet, or bring onto Adicet’s premises or induce Adicet to use any confidential or proprietary information, technology or intellectual property that belongs to anyone other than Adicet or Contractor or otherwise take any action that may result in any Work Product being considered owned, in whole or in part, by any other third party.

5.6    Privacy. Contractor acknowledges that Adicet may access all information and materials generated, received or maintained by or for Contractor on the premises or equipment of Adicet (including, without limitation, computer systems and electronic or voice mail systems), and Contractor hereby waives any privacy rights Contractor may have with respect to such information and materials. During the term of this Agreement and thereafter, Contractor shall adhere to any policies, guidelines or the like adopted by Adicet from time to time regarding treatment of personal information. Further, Contractor understands that there are laws in the United States and other countries that protect personal information, and agrees to comply with all applicable laws regarding the use and disclosure of any personal information.

6.    Waiver of Rights and Constructive Trust. Contractor hereby waives any and all rights Contractor may have or hereafter acquire in or to the Work Product, the Confidential Information or the Adicet Property, or any other work product derived directly or indirectly therefrom. Without limiting the generality of any other provision of this Agreement, Contractor shall not copy, disclose, publish or otherwise disseminate (including without limitation in the form of any book, movie, television show, video, article, interview, blog, tweet, website posting or other public disclosure or use of any type whatsoever) the Work Product, the Confidential Information or the Adicet Property, or any other work product derived directly or indirectly therefrom. Any and all proceeds (in cash, in kind or otherwise) directly or indirectly resulting from any violation of this Agreement shall be held in constructive trust for the sole and exclusive benefit of Adicet, and Contractor immediately shall pay or deliver to Adicet any and all of such proceeds.

7.    Independent Contractor Relationship. Contractor’s relationship with Adicet is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Neither Contractor nor, if Contractor is an entity, any employee of Contractor (which for purposes of this Section 7 shall be included in the term “Contractor”) shall be entitled to any benefits accorded to Adicet’s employees, including workers’ compensation, disability insurance, retirement plans, or vacation or sick pay. Contractor’s exclusion from benefit programs maintained by Adicet is a material component of the terms of compensation negotiated by the parties, and is not premised on Contractor’s status as a non-employee with respect to Adicet. To the extent that Contractor may become eligible for any benefit programs maintained by Adicet (regardless of the timing of or reason for eligibility), Contractor hereby waives Contractor’s right to participate in the programs. Contractor’s waiver is not conditioned on any representation or assumption concerning Contractor’s status under the common law test. Consistent with Contractor’s independent contractor status, Contractor shall not apply for any government-sponsored benefits that are intended to apply to employees, including, without limitation, unemployment benefits. Contractor is not authorized to make any representation, contract or commitment on behalf of Adicet unless specifically requested or authorized in writing to do so by Adicet. Contractor is solely responsible for, and shall file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement, and shall provide Adicet with proof of payment on demand. Contractor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Contractor’s compensation shall be subject to withholding by Adicet for the payment of any social security, federal, state or any other employee payroll taxes. Contractor shall be responsible for providing, at Contractor’s expense and in Contractor’s name, disability, workers’ compensation, or other insurance as well as licenses and permits usual or necessary for performing the Services.

8.    Term and Termination.

8.1    Term. This Agreement is effective as of the Effective Date set forth above and shall terminate on the one (1) year anniversary of the Closing, unless terminated earlier as set forth below.

8.2    Termination. Either party may terminate this Agreement at any time, without cause, on ten (10) days’ prior express written notice of termination. Either party may terminate this Agreement immediately upon any material breach by the other party by express written notice of such termination.

8.3    Merger Termination. Each party acknowledges and agrees that this Agreement shall terminate in its entirety and be of no further force and effect if the Merger Agreement (as defined in the Transition Agreement) is: (1) not entered into prior to June 30, 2020 or (ii) entered into and subsequently terminated prior to the Closing occurring.

8.4    Effect of Expiration or Termination. Upon expiration or termination of this Agreement, Adicet shall pay Contractor for services performed under this Agreement as set forth in Section 2 and Exhibit A. The provisions of Sections 4, 5, 6, 7, 8.4, 10, 11 and 12 shall survive any termination or expiration of this Agreement.

9.    Other Services; No Conflict of Interest. Contractor may represent, perform services for, or be employed by such additional persons or companies as Contractor sees fit, except to the extent that doing so causes Contractor to breach Contractor’s obligations under this Agreement. During the term of this Agreement, Contractor shall not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Contractor’s obligations, or the Services to be rendered to Adicet, under this Agreement. Contractor represents and warrants that Contractor does not presently perform consulting or other services for, or engage in an employment relationship with, companies whose business or proposed business in any way involve products or services which would be competitive with Adicet’s products or services, or those products or services proposed or in development by Adicet during the term of the Agreement. If, however, Contractor decides to do so, Contractor agrees that, (a) Contractor shall continue to abide by the terms of this Agreement, and (b) in advance of accepting such work, Contractor will promptly notify Adicet in writing, specifying the organization with which Contractor proposes to consult, provide services, or become employed by to allow Adicet to determine if such work would conflict with the terms of this Agreement, the interests of Adicet or further services which Adicet might request of Contractor hereunder and (c) Adicet shall have the right to immediately terminate this Agreement by written notice to Contractor.

10.    Contractor’s Representations and Warranties; Indemnification.

10.1    Contractor represents and warrants to Adicet that (a) Contractor has the qualifications and ability to perform the Services in accordance with the terms of this Agreement, without the advice, control or supervision of Adicet, (b) Contractor shall be solely responsible for the professional performance of the Services and shall receive no assistance, direction or control from Adicet, (c) Contractor has good title to any Work Product and the right to assign Work Product to Adicet free of any proprietary rights of any other party or any other encumbrance whatsoever, (d) neither the Work Product nor any element thereof will infringe or misappropriate any intellectual property or proprietary right of any person or entity, whether contractual, statutory or common law, (e) Contractor has never been debarred by the United States Food and Drug Administration, or other applicable governing health authority (or authorities), under any existing or prior law or regulation and (f) (i) Contractor has all necessary power and capacity (if Contractor is an individual) or authority (if Contractor is an entity) to enter into and perform this Agreement, (ii) this Agreement constitutes Contractor’s valid and binding obligation, enforceable in accordance with its terms, (iii) the execution and performance of this Agreement by Contractor do not (1) violate any provision of law applicable to Contractor, (2) conflict with or result in a default under any duty, document, agreement or instrument to which Contractor is a party or is otherwise subject to or (3) except for notices, approvals and consents that have been made or obtained, require that Contractor obtain any consent or approval of, or give notice to, any person. Contractor further represents and warrants that, following the Closing, Contractor will be engaged in an independently established trade, occupation, or business; maintains and operate or be employed by a business that is separate and independent from Adicet’s business; will hold himself or herself out to the public as independently competent and available to provide applicable services similar to the Services; may obtain and/or expect to obtain clients or customers other than Adicet for whom Contractor performs services or is employed; and will perform work for Adicet that Contractor understands is outside the usual course of Adicet’s business.

10.2    Contractor shall and does hereby indemnify, defend, and hold harmless Adicet, and Adicet’s officers, directors, equityholders, employees, agents, affiliates, subsidiaries, representatives, successors and assigns, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, settlements, judgments, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that Adicet may incur or suffer to the extent resulting from or relating to any breach or failure of Contractor to perform any of its representations, warranties, and covenants in this Agreement or any actual or alleged breach by Contractor of any contract with or duty to any third party.

11.    Non-Solicitation. Contractor acknowledges that, because of Contractor’s responsibilities at Adicet, Contractor will help to develop, and will be exposed to, Adicet’s business strategies, information on customers and clients, and other valuable Confidential Information and trade secrets, and that use or disclosure of such Confidential Information and trade secrets in breach of this Agreement would be extremely difficult to detect or prove. Contractor also acknowledges that Adicet’s relationships with its employees, customers, clients, vendors, and other persons are valuable business assets. Therefore, Contractor agrees that Contractor shall not, during Contractor’s engagement with Adicet pursuant to this Agreement, or for a period of one year following termination of Contractor’s engagement with Adicet for any reason, directly or indirectly solicit, induce, recruit, or encourage any officer, director, employee, independent contractor or consultant of Adicet who was employed by or affiliated with Adicet at the time of the termination of Contractor’s engagement with Adicet to leave Adicet or terminate his or her employment or relationship with Adicet.

12.    Miscellaneous.

12.1    Successors and Assigns. Contractor may not subcontract or otherwise assign, transfer or delegate Contractor’s rights or obligations under this Agreement without Adicet’s prior written consent. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above. Adicet may fully assign and transfer this Agreement in whole or part.

12.2    Counterparts; Signatures. This Agreement may be executed and delivered by in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or e-mail transmission of images in Adobe PDF or similar format shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

12.3    Injunctive Relief. Contractor’s obligations under this Agreement are of a unique character that gives them particular value; Contractor’s breach of any of such obligations shall result in irreparable and continuing damage to Adicet for which money damages are insufficient, and Adicet shall, in addition to any other remedies that may be available at law, in equity or otherwise, be entitled to injunctive relief and/or a decree for specific performance without the necessity of posting a bond. Contractor waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

12.4    Attorneys’ Fees. If any legal action (including, without limitation, an action for arbitration or injunctive relief) is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award in any such action shall be entitled to receive from the other party the reasonable attorneys’ fees (and all related costs and expenses), and all other costs and expenses paid or incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order with respect to such matter.

12.5    Governing Law; Forum. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof. The parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

12.6    Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic mail to the address set forth on the signature pages hereto if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth on the signature pages hereto; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature pages hereto with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.7 by giving the other party written notice of the new address in the manner set forth above.

12.7    Further Assurances. Adicet and Contractor shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

12.8    Enforceability; Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are held to be unenforceable under applicable law, (a) such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

12.9    Amendments; Waivers. This Agreement shall not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by Contractor and a duly authorized representative of Adicet. No waiver by a party of a breach of or obligation under this Agreement shall constitute a waiver of any other or subsequent breach or obligation.

12.10    18 U.S.C. § 1833(b) Notice. Contractor understands that 18 U.S.C. § 1833(b) states as follows:

An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Accordingly, notwithstanding anything to the contrary in this Agreement, Contractor understands that Contractor has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Contractor understands that Contractor also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Contractor understands and acknowledges that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

12.11    Acknowledgement; Interpretation. The parties acknowledge that: (a) they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, and (b) they each have read and understand the Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment and not on any promises or representations other than those contained in the Agreement. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of this Agreement.

12.12    Entire Agreement. This Agreement, together with the Transition Agreement, constitute the entire agreement between the parties relating to this subject matter and supersede all prior or contemporaneous representations, warranties or agreements concerning such subject matter, written or oral; provided, however, that, notwithstanding the foregoing, this Agreement shall in no way supersede or effect the enforceability of that certain Employee Proprietary Information and Inventions Assignment Agreement, dated as of May 6, 2019, by and between Adicet and Contractor, which shall continue in full force and effect.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ADICET BIO, INC.

By:	/s/ Donald Santel
Name:	Donald Santel
Title:	Executive Chairman

Address for Notices:

200 Constitution Drive
Menlo Park, CA 94025

ANIL SINGHAL

By:	/s/ Anil Singhal
Name:	Anil Singhal

Address for Notices:

SIGNATURE PAGE TO INDEPENDENT CONTRACTOR SERVICES AGREEMENT

EXHIBIT A

SERVICES AND COMPENSATION

Description of Services.

Contractor will serve as a senior advisor to Adicet and provide strategic advice and such other services, all as related to Adicet business, as requested by Adicet from time to time.

Contractor agrees to be available and to devote as requested up to 40 hours per month to performing Contractor’s obligations to Adicet pursuant to this Agreement (or such greater amount as mutually agreed to from time to time by Contractor and Adicet). Without Contractor’s consent, Contractor has no duty or obligation to ever work more than 40 hours in any given month.

Adicet shall not supervise Contractor in the day-to-day performance of the Services. All of the services to be performed by Contractor, including but not limited to the Services, will be as agreed between Contractor and the Board or the Board’s designee. Contractor will be required to report to the Board or the Board’s designee concerning the Services performed under this Agreement. The nature and frequency of these reports will be in the discretion of the Board or the Board’s designee.

Contractor shall be free to choose the location at which Contractor provides the Services; provided, however, that Contractor shall be available to provide the Services at Adicet’s San Francisco Bay Area offices at least one day a week if requested by the Board or the Board’s designee upon reasonable advance notice.

Compensation and Payment Terms.

Adicet shall pay Contractor $12,500.00 per month during the term of this Agreement commencing on the Start Date, pro-rated for any partial month of service hereunder. Such amounts shall be paid within thirty (30) days of the end of each month during the term of this Agreement. Any additional hours beyond 40 hours in any given month shall be compensated at the rate of $312.50 per hour, pro-rated for any partial hour of service hereunder.

Contractor shall not be authorized to incur on behalf of Adicet any expenses and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to in advance by the Board or the Board’s designee in writing (“Approved Expenses”). Adicet shall reimburse Approved Expenses no later than thirty (30) days after Adicet’s receipt of Contractor’s invoice, provided that reimbursement for Approved Expenses may be delayed until such time as Contractor has furnished reasonable documentation for Approved Expenses as Adicet may reasonably request. Contractor shall submit to Adicet all statements for Approved Expenses incurred on a monthly basis in a form prescribed by Adicet.

A-1